Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED.

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED IS OMITTED AND MARKED WITH “[*******]” OR OTHERWISE

CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS

ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

Term Sheet in causa Ovamed / Asphelia

Partys:

•	Ovamed GmbH, Kiebitzhörn 33-35, 22885 Barsbüttel, Germany

—	Hereafter Ovamed -

•	Asphelia Inc., 787 7th Ave 48th floor, NY 10019, USA

—	Hereafter Asphelia -

The parties herewith agree the following:

1.	Asphelia (respectively formerly Collingwood Pharmaceuticals, Inc.) and Ovamed have entered an exclusive sublicense agreement relating to parasitic biological agents for the prevention, treatment and control of autoimmune diseases (the “Technology”) on December 12, 2005, wherein Asphelia is given the exclusive rights by Ovamed (regarding the territories of North- and South America and Japan; referring of the past amendments the parties declare for the avoidance of doubt that the territory of Europe or other territories with exception of the mentioned above are not enfolded) to inter alia use and sell respective products and practice respective processes relating to the Technology (“SL Agreement”). An amendment of the SL Agreement was agreed on November 8, 2007. Furthermore a Manufacturing and Supply Agreement was entered into between the parties on March 29, 2006. (“M&S Agreement”). The M&S Agreement has also been amended on November 8, 2007. After resumption of the above mentioned privity of contracts subsequent to a termination notice by Ovamed on January 8, 2009, the parties refer also to those modified conditions.

2.	Due to Asphelia’s recent payments relating to the amended SL Agreement, Ovamed herewith confirms good standing of the aforementioned sublicense and resolution of all past disputes between Asphelia and Ovamed, thus, Ovamed confirms Asphelia’s compliance with the terms of the amended SL Agreement and accordingly undertakes to immediately withdraw the complaint against Asphelia before the court of Lübeck (LG Lübeck 10 O 210/09). In addition the parties agree to the following terms of the term sheet below.

3.

The parties acknowledge that Asphelia did not file its own data since the beginning of the privity of contract because and therefore is unable to file an Investigational New Drug (IND) application with the US Food and Drug Administration (FDA) for early clinical studies (i.e. Phase I and II clinical trials) in the United States for products relating to the Technology, unless all data and information required to pursue and obtain an approval for an IND for such studies in the US including but not limited to Chemistry, Manufacturing and

Controls (CM&C) data and other relevant IND information (e.g., updated nonclinical data) and other aspects of the Technology and the products comprising it (“Required Data”) is made available to Asphelia. Ovamed has produced and still is producing such Required Data in a joint cooperation with [*******] (“[*******]”) and therefore — under the joint cooperation agreement with [*******] - Ovamed is unable to provide Asphelia with the right to use and reference such Required Data until certain financial obligations, of Ovamed to [*******] are met and the unrefusable consent of [*******] is given. Ovamed confirms that under its agreement with [*******] (sec. 5.5 of such agreement) it is required to reimburse [*******] for fifty percent (50%) of the costs incurred above [*******] EUR in the generation of such Required Data and other data in the joint cooperation.

4.	As of the date of this Term Sheet, such financial obligations of Ovamed to [*******] exclusively incurred by the generation of the Required Data are estimated to be approximately [*******] USD.

5.	Asphelia agrees to make a milestone payment, in USD, according to the following formula: 0.5X(a-b), where:

•

“a” equals the total costs (exclusive of VAT) spent by [*******] on the Required Data in particular on preclinical data, manufacturing development, and IMPD documentation preparation (but not to include any costs associated with the development, set up or execution of any clinical study by [*******]) up to the date of the closing of the intended financing by Asphelia as described in section 6

•	“b” equals the [*******] EUR of the costs as described in section (5) a that [*******] must absorb under [*******].

Ovamed shall provide to Asphelia a detailed, accounting of the costs related to the generation of the required data, on Asphelia’s request.

6.	This milestone payment described in section (5) will be made within thirty (30) days of closing of Asphelia’s intended IPO or alternate financing (scheduled and planned in the second half of 2010). If Asphelia fails to close such IPO or alternate financing within seven months after the execution of this agreement, and the milestone payment is not made within 30 days of such closing then this agreement (including the terms below) will expire. Ovamed herewith confirms and undertakes to make all Required Data available to Asphelia according to section (7) or at least according to section (8) and Asphelia confirms to make the mentioned payments to Ovamed subject to the closing of Asphelia’s intended IPO or alternative financing within seven months after execution of this Term Sheet.

7.

On receipt of this milestone payment described in section (5) by Ovamed, Ovamed shall immediately pay to [*******] the balance of its financial obligations to [*******] specifically related to and limited to the activities above, and Ovamed shall submit with the unrefusable consent by [*******] all [*******] to Asphelia for the use in regulatory submissions and other filings, including use in the IND application for submission to FDA and permit its release to regulatory authorities and other third parties as required for the conduct of clinical trials and other corporate purposes of Asphelia in the Territory.

8.	In case, that there will be no consent by [*******] (7) or there are any other impediments to the transfer of the [*******] Ovamed and Asphelia agree that Ovamed will on its own behalf - under the terms of its agreement with [*******] – initiate preparation of the IND application for FDA review by transmitting the [*******] to Asphelia for the sole purpose of its use in the preparation and submission of the US IND by [*******], and such activities (ethics review, Investigator Brochure etc) as may be required by regulation to conduct clinical trials in the United States, provided that Ovamed and Asphelia agree to prepare and submit the IND and the data therein in the name of Ovamed whereby the existing IND, if any is effective, is transferred to Ovamed and Ovamed executes a transfer of obligations to Asphelia whereby Asphelia shall act as the agent of Ovamed in the USA for the IND and its execution. The [*******] will only be used for the purposes of the agreements - in particular for the IND application [*******] and any other activities as may be required by regulation for the conduct of clinical trials in the United States - between the parties. Notwithstanding anything in the foregoing to the contrary, once the IND is approved by the FDA Ovamed shall agree at Asphelia’s request, to transfer [*******], but not before [*******]. To the extent such request is not made by Asphelia at that time, then upon the completion of [*******] Ovamed shall [*******] on Asphelia’s request.

9.	Within 10 days of execution of this agreement Asphelia shall pay to Ovamed 200,000 USD being 50% of the remaining IND milestone prepayment. When the milestone payment described in section (5) is made by Asphelia to Ovamed and the [*******] are received by Asphelia as provided for in section (7), or when the [*******] are received by Asphelia for [*******] in advance of the payments being made, according to the conditions described in section (8), Asphelia shall within 1 month make the remaining portion (50%) of the final “IND prepayment” milestone payment (described in the Amendment dd Nov 8 2007) to Ovamed of 200.00 USD and Asphelia shall submit [*******] within [*******] months after receiving the [*******].

10.	The parties preferred to enter into a three-party agreement with [*******]. The contract negotiations were unsuccessful so far. In the event, that [*******], Asphelia and Ovamed will find into a three-party agreement, any payment made or to be made by Asphelia because of this Term Sheet will be set off with the financial obligations between Asphelia and Ovamed of the three-party agreement. By signing the above mentioned three-party agreement this Term Sheet will expire in it’s entirety.

11.	All other future payment obligations according to the SL Agreement, amendment dd. Nov. 8. 2007, the modified conditions of the termination notice dd. Jan. 8, 2009 remain unaffected. If Asphelia fails to close the IPO or alternate financing and cannot fulfill their further payments commitments in accordance to section (5) and (9) of this agreement and the milestone payments specified in this agreement are not made in time then this agreement shall expire in its entirety without any obligations from Ovamed to Asphelia. Furthermore Asphelia will accept a termination of all existing contracts between Ovamed and Asphelia without any obligations from Ovamed to Asphelia if the payments required under those agreements are not made within 30 days of receipt of written notice from Ovamed.

June 8, 2010 /s/ Detlev Goj	June 8, 2010 /s/ J. Jay Lobell
Date, Signature (Ovamed)	Date, Signature (Asphelia)

Company:	Ovamed GmbH	Company:	Asphelia

By (Name):	Detlev Goj	By (Name):	J. Jay Lobell

As Its:	Chief Executive Officer	As Its:	Acting CEO and Director